EXHIBIT 23.5

北京市朝阳区东四环中路 56 号远洋国际中心 A 座 12 层
12/F Tower A, Ocean International Center, 56 Dongsihuan Zhonglu,
Chaoyang District, Beijing 100025, China
电话 | TEL：86-10-85865151 传真 | FAX：86-10-85861922

August 21, 2023

Zhong Yuan Bio-technology Holdings Limited
Suite 901, 9/F., Tesbury Centre
28 Queen's Road East
Wanchai
Hong Kong.

Re: Consent of Tahota (Beijing) Law Firm

Ladies and Gentlemen,

In connection with the filing by Zhong Yuan Bio-technology Holdings Limited (the "Company") of the Registration Statement on Form F-1 (SEC File No.333-268025) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we, Tahota (Beijing) Law Firm, hereby consent to such references of us being the "PRC counsel" used in the Registration Statement and any and all amendments and supplements thereto in relation to our legal opinion provided to the Company on April 14, 2023.

We further hereby consent to the filing of our opinion to the Company as the PRC counsel dated April 14, 2023, as well as this consent, as Exhibits to such Registration Statement and any amendments thereto.

For and on behalf of

TAHOTA (BEIJING) LAW FIRM